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SCUDDER PROXY Q&A
OCTOBER 1997
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QUESTIONS & ANSWERS
ABOUT THE PROXY STATEMENT

This communication is for internal use only. It may not be given to shareholders in written form. For answers to any additional questions, refer shareholders to the proxy statement.

(Note: Page numbers referenced in this Q&A are from the "Group A" proxy statement, mailed to shareholders in Kemper Equity Funds/Growth Style; Kemper International and Global Funds; Kemper Tax-Free Income Funds; Kemper Income Funds; and Kemper Cash Reserves Fund. Page numbers will vary for other versions of the proxy statement.)

THE NEW INVESTMENT MANAGEMENT AGREEMENT

Q:       Why am I being asked to vote on a new investment management agreement?

A: By law (the Investment Company Act of 1940) a fund's investment management agreement is terminated when there is a change in control of its investment manager. The proposed merger of Zurich Kemper Investments, Inc. and Scudder is considered such a change of control. Therefore, the shareholders of your fund must approve a new investment management agreement.

Q: Is the new investment management agreement different from the current agreement?

A: The new investment management agreement is "substantially similar" to your fund's current investment management agreement. (See page
         20 of the proxy statement.) The current agreement is described in detail in Item 3 of the proxy statement (pages 15-20).

Q: What will happen if the new investment management agreement is not approved at the December meeting?

A: The persons named as proxies may propose one or more adjournments of the meeting to permit further soliciting of proxies. Any such adjournment would require approval of a majority of the shares present (in person or by proxy) at the meeting. (See page 44 of the proxy statement.)


THE NEW 12B-1 AGREEMENT

Q: What is a 12b-1 distribution plan, and why am I being asked to approve a new one?

A: A 12b-1 distribution plan provides for a fee to be assessed on a fund's average daily net assets to help cover the costs associated with marketing and selling the fund. If you own Class B or Class C shares, a 12b-1 plan is already in place for your shares. However, consummation of the transaction may constitute an assignment of the plan, which provides for its automatic termination in the event of its assignment. Therefore, you are being asked to approve a new 12b-1 plan.






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SCUDDER PROXY Q&A
OCTOBER 1997
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Q:       Will the fee rates paid by my fund change?

A: No. The new Rule 12b-1 plan is on the same terms as the current 12b-1 plan for each fund. (See page 27 of the proxy statement.) The fee paid by your fund during its most recent fiscal year is shown on page 29 of the proxy statement.

Q:       What will happen if the new 12b-1 distribution plan is not approved?

A: The persons named as proxies may propose one or more adjournments of the meeting to permit further soliciting of proxies. Any such adjournment would require approval of a majority of the shares present (in person or by proxy) at the meeting. (See page 44 of the proxy statement.)

THE "MASTER/FEEDER" FUND STRUCTURE

Q:       What is a master/feeder fund structure?

A: Instead of investing directly in a portfolio of securities, a feeder fund invests its assets in another investment company -- a master fund -- that has substantially the same investment policies and objectives. The feeder fund combines its assets with other feeder funds in the master fund in an effort to achieve possible economies of scale and efficiencies in portfolio management. Each feeder fund maintains its separate identity, management and method of distribution.

         For example:
         ABC Fund (an open-end domestic mutual fund), DEF Fund (an
         offshore fund) and a group trust   (an institutional investor) are all
         feeder funds with the same investment objective. They combine their assets by investing in a master fund, XYZ Fund. XYZ Fund manages
         the investment portfolio      on behalf of the feeder funds. Each of
         the feeder funds maintain their individual names and methods of distribution.

         A DETAILED DESCRIPTION OF THE MASTER/FEEDER STRUCTURE CAN BE
         FOUND IN ITEM 7 OF THE PROXY    STATEMENT (PAGES 31-34).

Q:       What is the benefit of investing this way?

A: By combining their assets, the feeder funds may be able to operate with lower expense ratios than they would have if they were operating separately.

         A master/feeder structure can be useful in specialized investment categories where it can be difficult to gain reasonable scale through a single form of distribution. With a master/feeder structure, funds with different forms of distribution can combine their assets into one pool that would be of sufficient size to have reasonable operating expenses.





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SCUDDER PROXY Q&A
OCTOBER 1997
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Q:       How would changing my fund to a feeder fund affect my investment?

A: Your investment would remain essentially the same. However, instead of investing directly in a portfolio of securities, your fund's assets would be pooled with the assets of other funds that have similar investment objectives.

Q:       Does Kemper currently have funds in a master/feeder structure?

A:       No.

Q:       Does Kemper plan to change my fund to a feeder fund?

A: No. Your fund's board of directors has not determined that ANY of the Kemper funds should convert to a master/feeder structure at this time. Approval of this proposal will allow the fund's board of directors the flexibility to adopt this structure at some point in the future if it is determined that such a change would be in the best interest of the shareholders.

Q:       If a fund coverts to a feeder fund, can it ever change back?

A: Yes. A feeder fund can withdraw its investment in a master fund at any time if the fund's board of directors determines that it would be in the best interest of the shareholders, or if the investment objectives of the master fund changed so that they were inconsistent with the objectives of the feeder fund.

Q:       What other companies offer funds with a master/feeder structure?

A: Eaton Vance, Stein Roe and several other fund groups (i.e. Citibank Landmark Funds).


ABOUT VOTING

Q:       Who is paying for this proxy?

A: Zurich Kemper Investments, Inc. -- NOT YOUR FUND -- is paying all costs of the proxy solicitation and the shareholder meeting.
         None of the expense is being paid from your fund's oprerating expenses.

Q:       Am I required to vote?

A: No, but your participation is strongly encouraged. If, as we approach the date of the shareholder meeting, an insufficient number of votes is received to achieve a quorum (the minimum number required in order to transact business) or approval of an item, shareholders who have not yet voted may be solicited a second time. The definition of a quorum and the vote required for approval of an item for purposes of this proxy can be found on pages 43-45 of the proxy statement.







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SCUDDER PROXY Q&A
OCTOBER 1997
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Q:       If I fail to mark my proxy card on a particular item, what will happen?

A: If a proxy card is returned with no vote indicated for a certain item, the proxy will be voted as FOR the proposed item.

Q:       I lost my proxy card and/or statement. How can I get another?

A:       To request a duplicate proxy statement and voting card, call
         (800) 537-1988. A new card will be printed and mailed to you.

Q:       I lost the return envelope for my proxy card. Where should I mail it?

A:       Send your proxy card to           Proxy Tabulator
                                           P.O. Box 9126
                                           Hingham, MA  02043

Q:       When does my vote have to be received in order to be counted?

A: The shareholder meeting is scheduled for December 3 at 2:20 p.m. (Central time) at the Zurich Kemper Investments offices located at 222 South Riverside Plaza in Chicago. Your proxy card must be received prior to the meeting. If you plan to attend the meeting, you may submit your card at that time.

Q:       If approved, when would the new agreements, etc. take effect?

A: We anticipate the combination of Zurich Kemper Investments, Inc. and Scudder to be complete sometime during the fourth quarter of 1997.






                            FOR INTERNAL USE ONLY